UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 6, 2005

AT&T INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

175 E. Houston, San Antonio, Texas 78205

(Address of Principal Executive Offices) (Zip Code)

        Registrant’s telephone number, including area code (210) 821-4105

__________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 6, 2005, the AT&T Inc. (AT&T) Human Resources Committee established performance standards for certain long-term awards granted to the Chief Executive Officer and certain other officers in 2005 for the 2006 to 2007 performance period. For the Chief Executive Officer, these standards will apply to phantom stock units (having the same terms and conditions as performance shares under the 2001 Incentive Plan) that are payable in cash only upon the attainment of certain AT&T Inc. adjusted earnings before taxes, excluding: amortization of merger-related intangibles (from the acquisition of AT&T Corp.), income from Cingular Wireless, LLC, directory operations, and international equity investments and the impacts of asset acquisitions or dispositions with a value in excess of $5 billion. For other officers, the same standards will apply to performance shares granted under the 2001 Incentive Plan.

Item 5.01 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 9, 2005, David S. Dorman submitted to the Board of Directors of AT&T Inc. his resignation as a member of the Board effective January 26, 2006. He also stated his intention to resign as President effective January 31, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T Inc.
Date: December 12, 2005	By: /s/ John J. Stephens John J. Stephens Vice President and Controller